Exhibit 99.1

Veritone Reports Fourth Quarter and Fiscal Year 2024 Results

Fiscal Year 2024 Revenue of $92.6 million, in line with outlook

Q4 Software and Managed Services Revenue of $15.5 million and $6.9 million, respectively

ARR of $58.8 million from 3,237 Total Software Products & Services Customers, including $47.5 million or 81% from subscription-based customers

Completed divestiture of media agency in October 2024 for total consideration of up to $104 million, including $59.1 million of cash at closing and up to $18 million in earnout subject to the media agency’s revenue performance in calendar year 2025

Completed a $20.3 million common stock registered direct offering in January 2025 and entered into a $35.0 million ATM (at-the-market) facility in November 2024, from which Veritone raised $4.7 million in gross proceeds in 2024

DENVER, CO – March 13, 2025 – Veritone, Inc. (NASDAQ:VERI), a leader in designing human-centered AI solutions, today reported results for the fourth quarter and fiscal year ended December 31, 2024.

"Veritone delivered solid topline performance in the fourth quarter of 2024 and is entering 2025 with strong momentum underpinned by our disruptive Veritone Data Refinery offering and opportunity to drive Public Sector growth," said Ryan Steelberg, Chairman, President and Chief Executive Officer of Veritone. "With Veritone Data Refinery, we are offering a clear solution to one of the market’s most pressing challenges—turning raw, unstructured data into high-value AI-ready assets through a secure and scalable process that allows organizations to maintain full control over proprietary data sets. In parallel, our Public Sector strategy is set for a breakout year, as we are now actively deploying aiWARE and associated iDEMS applications in multiple DoD environments, in addition to our FedRAMP deployments for DoJ, DHS and other Fed Civ agencies.”

“In 2024 alone, we processed over 10.5 petabytes of data, including more than 58 million hours of video and audio. At this scale, we leveraged over 862 unique AI models—combining proprietary Veritone technology with models from leading third-party partners. This is AI at scale, delivering real-world impact by empowering our customers to unleash the power of AI with confidence and foster a more capable, confident society in 2025 and beyond."

Full Year 2024 Financial Highlights

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Revenue of $92.6 million, a decrease of $7.3 million or 7% year over year.
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Software Products and Services revenues of $61.1 million, a decrease of 11% compared to $68.4 million year over year, driven by lower consumption across our Commercial Enterprise customer base, including Amazon, and declines in one-time non-recurring software revenue.
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Managed Services revenue of $31.6 million, flat year over year.
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GAAP gross profit of $62.7 million, a decrease of $7.6 million, or 10.9%, year over year; GAAP gross margin of 67.6% as compared to 70.4% in 2023.
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Non-GAAP gross profit of $66.3 million, a decrease of $6.0 million, or 8.2%, year over year; Non-GAAP gross margin of 71.6% as compared to 72.3% in 2023.
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Total Software Products & Services Customers of 3,237, down 6% year over year, largely driven by planned migration of legacy CareerBuilder customers off the Broadbean software platform.
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Annual Recurring Revenue (“ARR”) (as defined below) of $58.8 million, down from $80.1 million in Q4 2023, driven largely by declines in consumption-based revenue, including Amazon.
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Loss from operations of $86.8 million, an improvement of $12.8 million, or 13% year over year.
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Net loss of $37.4 million, as compared to $58.6 million in fiscal year 2023.
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Non-GAAP net loss from continuing operations of $40.8 million, an improvement of $5.3 million as compared to $46.1 million in fiscal year 2023.

Fourth Quarter 2024 Financial Highlights

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Revenue of $22.4 million, a decrease of 17% compared to Q4 2023.
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Software Products and Services revenues of $15.5 million, a decrease of $4.3 million or 22% year over year, driven by lower consumption across our Commercial Enterprise customer base, including Amazon.

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Managed Services revenue of $6.9 million, flat year over year.
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GAAP gross profit of $15.3 million, a decrease of $4.6 million, or 23.3%, year over year; GAAP gross margin of 68.1% as compared to 73.5% in 2023, driven largely by the decline in consumption-based revenue, including Amazon, which has higher gross margin.
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Non-GAAP gross profit of $15.7 million, a decrease of $5.0 million, or 24.1% year over year; Non-GAAP gross margin of 70.2% as compared to 76.5% in 2023, driven largely by a decline in higher margin revenue from consumption-based revenue customers.
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Loss from operations of $19.7 million, flat year over year.
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Net Income of $31.8 million, as compared to $12.2 million in Q4 2023.
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Non-GAAP net loss from continuing operations of $9.7 million, which was relatively flat as compared to Q4 2023.
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Subsequent to the end of the quarter, announced registered direct offering for the definitive purchase and sale of 4,414,878 shares of common stock and pre-funded warrants to purchase up to 3,608,838 shares of common stock for aggregate gross proceeds of approximately $20.3 million for use in the repayment of debt and general corporate purposes.

Divestiture of Veritone One, LLC

Through October 17, 2024, we operated Veritone One, LLC (“Veritone One”), a full-service advertising agency, to provide differentiated Managed Services to our customers. On October 17, 2024, we sold all of the issued and outstanding equity of Veritone One to an affiliate of Insignia Capital Group L.P. (such transaction, the “Divestiture”). Veritone One’s services include media planning and strategy, advertisement buying and placement, campaign messaging, clearance verification and attribution, and custom analytics, specializing in host-endorsed and influencer advertising across primarily radio, podcasting, streaming audio, social media and other digital media channels. We determined that the Divestiture represents a strategic shift that will have a material effect on our operations and financial results. Therefore, the historical financial results of Veritone One are reflected in this earnings release as discontinued operations and, as such, have been excluded from continuing operations for all periods presented on a retrospective basis, unless otherwise stated.

	Three Months Ended December 31,			Year Ended December 31,
Unaudited			Percent			Percent
(in $000s)	2024	2023	Change	2024	2023	Change
Revenue	$22,433	$27,103	(17)%	$92,637	$99,986	(7)%
Loss from operations	$(19,681)	$(19,797)	(1)%	$(86,849)	$(99,570)	(13)%
Net income (loss) from continuing operations	$(24,258)	$10,024	(342)%	$(96,332)	$(65,988)	46%
Net income (loss)	$31,793	$12,175	161%	$(37,384)	$(58,625)	(36)%
GAAP gross profit	$15,269	$19,911	(23)%	$62,666	$70,343	(11)%
Non-GAAP gross profit*	$15,746	$20,739	(24)%	$66,335	$72,273	(8)%
Non-GAAP net loss from continuing operations	$(9,703)	$(9,258)	5%	$(40,844)	$(46,091)	(11)%
Non-GAAP net loss	$(9,093)	$(6,808)	34%	$(30,674)	$(37,331)	(18)%

	Three Months Ended December 31,			Year Ended December 31,
Unaudited			Percent			Percent
(in $000s, except customers)	2024	2023	Change	2024	2023	Change
Software Products & Services
Software Products & Services Revenue*	$15,522	$19,820	(22)%	$61,068	$68,401	(11)%
Total Software Products & Services Customers(1)	3,237	3,459	(6)%	3,237	3,459	(6)%
Annual Recurring Revenue(2)*	$58,794	$80,089	(27)%	$58,794	$80,089	(27)%
Total New Bookings(3)	$13,228	$17,457	(24)%	$13,228	$17,457	(24)%
Gross Revenue Retention(4)	>90%	>90%		>90%	>90%

(1)“Total Software Products & Services Customers” includes Software Products & Services customers as of the end of each respective quarter set forth above with net revenues in excess of $10 and also excludes any customers categorized by us as trial or pilot status. In prior periods, we provided “Ending Software Customers,” which represented Software Products & Services customers as of the end of each fiscal quarter with trailing twelve-month revenues in excess of $2,400 for both Veritone, Inc. and PandoLogic Ltd. and/or deemed by Veritone to be under an active contract for the applicable periods. Total Software Products & Services Customers is not comparable to Ending Software Customers. Total Software Products & Services Customers includes customers based on revenues in the last month of the quarter rather than on a trailing twelve-month basis and excludes any customers that are on trial or pilot status with us rather than including customers with active contracts. Management uses Total Software Products & Services Customers and we believe Total Software Products & Services Customers are useful to investors because it more accurately reflects our total customers for our Software Products & Services inclusive of Broadbean.

(2) “Annual Recurring Revenue” is calculated as Annual Recurring Revenue (SaaS), which is an annualized calculation of the monthly recurring revenue in the last month of the calculated quarter for all active Software Products & Services customers, combined with Annual Recurring Revenue (Consumption), which is the trailing twelve-month calculation of all non-recurring and/or consumption-based revenue for all active Software Products & Services customers. In prior periods, we provided “Average Annual Revenue,” which was calculated as the aggregate of trailing twelve-month Software Products & Services revenue divided by the average number of customers over the same period for both Veritone, Inc. and PandoLogic Ltd. Annual Recurring Revenue is not comparable to Average Annual Revenue. Annual Recurring Revenue is not averaged among active customers and uses a calculation of recurring revenue as described above instead of annual revenue. Management uses “Annual Recurring Revenue” and we believe Annual Recurring Revenue is useful to investors because Broadbean significantly increases our mix of subscription-based SaaS revenues as compared to non-recurring and/or consumption-based revenues.

(3)“Total New Bookings” represents the total fees payable during the full contract term for new contracts received in the quarter (including fees payable during any cancellable portion and an estimate of license fees that may fluctuate over the term), excluding any variable fees under the contract (e.g., fees for cognitive processing, storage, professional services and other variable services).

(4) “Gross Revenue Retention” represents a calculation of our dollar-based gross revenue retention rate as of the period end by starting with the revenue from Software Products & Services Customers as of the 3 months in the prior year quarter to such period, or Prior Year Quarter Revenue. We then deduct from the Prior Year Quarter Revenue any revenue from Software Products & Services Customers who are no longer customers as of the current period end, or Current Period Ending Software Customer Revenue. We then divide the total Current Period Ending Software Customer Revenue by the total Prior Year Quarter Revenue to arrive at our dollar-based gross retention rate, which is the percentage of revenue from all Software Products & Services Customers from our Software Products & Services as of the year prior that is not lost to customer churn.

* See tables below for reconciliation of non-GAAP financial measures to directly comparable GAAP measures and for the definitions used for Software Products & Services Supplemental Financial Information.

Commercial Enterprise

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Launched the Veritone Data Refinery (“VDR”) solution to help enterprises transform unstructured data into AI-ready assets, empowering organizations to transform and manage their video, audio and text data for training sophisticated AI models and optimize revenue opportunities through data monetization. 13 enterprise customers have signed agreements to harness VDR’s capabilities since its launch.
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Executed over 42 Media & Entertainment deals in the fourth quarter, including 28 renewals, 3 upsells, and 11 new customers.
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Signed a multi-year renewal of our exclusive global licensing agreement with CBS News and expanded our partnership to include exclusive local news content from CBS-owned stations.
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Launched Veritone Hire programmatic advertising solutions in both the UK and Australia, with plans to enter the German market in the coming months.
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Signed a strategic partnership with CBRE, expanding the reach of Veritone Hire platform services beyond North America.
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Achieved Platinum-level status within Workday's partnership program, strengthening our collaboration with Workday.
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Launched major integration with Bullhorn for Salesforce, enhancing our ability to work alongside the leading software provider in the staffing industry.

Public Sector

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Added 19 new public safety and government customers, including the Bureau of Alcohol, Tobacco and Firearms.
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Launched product enhancements to Veritone Contact solution with Contact Analytics for California law enforcement to their efforts to comply with California’s Racial and Identity Profile Act (RIPA).
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Achieved “Awardable” status on the Department of Defense’s Tradewinds Solutions Marketplace, the premiere suite of tools and services designed to accelerate the procurement and adoption of AI/ML, data and analytics capabilities, for three AI solutions: Veritone’s Illuminate, Redact and Track applications.

Governance Updates

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Announced the appointment of Francisco Morales, the Co-founder and Executive Chairman of 5.11 Tactical and its former CEO, to our Board of Directors, effective March 20, 2025.
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Subsequent to quarter end, Chad Steelberg resigned from Veritone's Board to pursue other business and philanthropic endeavors. Mr. Steelberg will continue to serve as a strategic advisor to Veritone.

Financial Results for Three Months Ended December 31, 2024

Delivered fourth quarter revenue of $22.4 million, a decrease of $4.7 million or 17% from $27.1 million in the fourth quarter of 2023. Software Products & Services revenue of $15.5 million decreased by $4.3 million or 22% year over year, driven by lower consumption across our Commercial Enterprise customer base, including Amazon. Managed Services revenue of $6.9 million was relatively flat when compared to $7.3 million in fourth quarter of 2023.

GAAP gross profit of $15.3 million decreased $4.6 million from $19.9 million in the fourth quarter of 2023 due to the decline in revenue. GAAP gross margin of 68.1% declined 540 basis points from 73.5% in the fourth quarter of 2023 driven by the decline in consumption-based revenue, including Amazon, which has higher gross margin, coupled with lower margin from content licensing. Non-GAAP gross margin was 70.2% as compared to 76.5%, a decline of 630 basis points.

Loss from operations of $19.7 million was flat year over year, principally driven by improvements made to the operating expense structure over the past two years offset by the decline in revenue. Net loss from continuing operations of $24.3 million as compared to net income from continuing operations of $10.0 million for the fourth quarter of 2023 principally due to a one time gain in the fourth quarter of 2023 that did not recur in 2024. In addition, net loss from continuing operations benefited from a $1.4 million gain from the change in fair value of the Veritone One earnout in the fourth quarter of 2024, which was offset by higher depreciation and amortization expense of $1.2 million. Non-GAAP net loss from continuing operations of $9.7 million was relatively flat when compared to $9.4 million in the fourth quarter of 2023.

As of December 31, 2024, Total Software Product & Services Customers of 3,237 was down 6% year over year relative to Total Software Product & Services Customers as of December 31, 2023, principally due to planned migration of legacy CareerBuilder customers off the Broadbean software platform, offset by increases in Public Sector. Annual Recurring Revenue of $58.8 million decreased 27% year over year driven by the expected decline in Commercial Enterprise consumption spending from customers.

Financial Results for the Year Ended December 31, 2024

Delivered revenue of $92.6 million in fiscal year 2024, a decrease of $7.4 million or 7% from $100.0 million in fiscal year 2023. Software Products & Services revenue of $61.1 million decreased by $7.3 million or 11% year over year, driven by lower consumption across our Commercial Enterprise customer base, including Amazon, coupled with a decline in one-time software revenue that did not recur in 2024. Managed Services revenue of $31.6 million was flat when compared to 2023.

GAAP gross profit of $62.7 million decreased $7.6 million from $70.3 million in 2023 largely due to the decline in revenue, coupled with higher depreciation and amortization in 2024 as a result of the June 2023 Broadbean acquisition. GAAP gross margin of 67.6% declined 280 basis points from 70.4% in 2023 driven by higher depreciation and amortization expense from the June 2023 Broadbean acquisition, coupled with year over year declines in higher gross margin revenue from consumption-based and one time software revenue. Non-GAAP gross margin was 71.6% as compared to 72.3% in 2023, a decline of 70 basis points.

Loss from operations of $86.8 million improved by $12.8 million or 13% from $99.6 million in 2023, principally driven by improvements made to the operating expense structure, coupled with year over year declines of $5.0 million in acquisition and due diligence costs and $2.6 million in stock-based compensation expense, offset by the decline in revenue, an increase of $1.8 million in severance and executive transition costs, and higher depreciation and amortization expense principally from the June 2023 Broadbean acquisition. Net loss from continuing operations was $96.3 as compared to $66.0 million in 2023, a $30.3 million increase driven principally by a $30.0 million one-time gain on extinguishment of debt in 2023. Non-GAAP net loss from continuing operations of $40.8 million improved $5.3 million from $46.1 million in 2023 principally due to improvements made to the operating structure throughout fiscal 2024, offset by the decline in revenue.

Business Outlook

First quarter of 2025

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Revenue is expected to be in the range of $23.0 million to $24.0 million, as compared to $24.2 million for the first quarter of 2024.
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Non-GAAP net loss is expected to be in the range of $9.5 million to $8.5 million, as compared to non-GAAP net loss of $10.4 million for the first quarter of 2024.

Full Year 2025

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Revenue is expected to be in the range of $107 million to $122 million, as compared to $92.6 million for fiscal 2024, and a 23.7% implied annual increase at the midpoint.

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Non-GAAP net loss is expected to be in the range of $27.0 million to $17.0 million, as compared to non-GAAP net loss of $40.8 million for fiscal 2024.

These updated financial guidance ranges supersede any previously disclosed financial guidance and investors should not rely on any previously disclosed financial guidance.

Conference Call

Veritone will hold a conference call to deliver management’s prepared remarks on March 13, 2025, at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) to discuss its fourth quarter and full year 2024 results, provide an update on the business and conduct a question-and-answer session. To participate, please join the audio webcast or dial-in and ask to be connected to the Veritone earnings conference call. To avoid a delay, if dialing in, please pre-register or join the live audio webcast.

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Pre-Registration*
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Live Audio Webcast
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Domestic Call Number: (844) 750-4897
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International Call Number: (412) 317-5293

A replay of the conference call can be accessed one hour after the end of the conference call through March 20, 2025. The full webcast replay will be available through March 13, 2026. To access the earnings webcast replay, please visit the Veritone Investor Relations website.

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Domestic Replay Number: (877) 344-7529
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International Replay Number: (412) 317-0088
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Replay Access Code: 5366460

* Please note that pre-registered participants will receive their dial-in number and unique PIN upon registration.

About the Presentation of Supplemental Non-GAAP Financial Information and Key Performance Indicators

In this news release, the Company has supplemented its financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial measures, including Non-GAAP gross profit, Non-GAAP gross margin, Non-GAAP net income (loss), Non-GAAP net income (loss) from continuing operations and Non-GAAP net income from discontinued operations. The Company also provides certain key performance indicators (KPIs), including Total Software Products & Services Customers, Annual Recurring Revenue, Annual Recurring Revenue (SaaS), Annual Recurring Revenue (Consumption), Total New Bookings and Gross Revenue Retention. The Company has posted additional supplemental financial information on its website at investors.veritone.com concurrently with this press release.

Non-GAAP gross profit is defined as gross profit with adjustments to add back depreciation and amortization and stock-based compensation expense. Non-GAAP gross margin is defined as Non-GAAP gross profit divided by revenue. Non-GAAP net income (loss) is the Company’s net income (loss), adjusted to exclude provision for income taxes, depreciation expense, amortization expense, stock-based compensation expense, changes in fair value of warrant liability, changes in fair value of contingent consideration, interest income, interest expense, foreign currency gains and losses, acquisition and due diligence costs, gain on sale of energy group, contribution of business held for sale, variable consultant performance bonus expense, and severance and executive transition costs. Non-GAAP net income (loss) from continuing operations is Non-GAAP net income (loss) attributable to continuing operations]. Non-GAAP net income from discontinued operations is [Non-GAAP net income (loss) attributable to discontinued operations. The items excluded from these non-GAAP financial measures, as well as a breakdown of GAAP net income (loss), non-GAAP net income (loss) and these excluded items, are detailed in the reconciliations included following the financial statements attached to this news release. In addition, following the financial statements attached to this news release, the Company has provided additional supplemental non-GAAP measures of operating expenses, loss from operations, other income (expense), net, and loss before income taxes, excluding the items excluded from non-GAAP net loss as noted above, and reconciling such non-GAAP measures to the most directly comparable GAAP measures.

The Company has provided these non-GAAP financial measures and KPIs because management believes such information to be important supplemental measures of performance that are commonly used by securities analysts, investors and other interested parties in the evaluation of companies in its industry. Management also uses this information internally for forecasting and budgeting. The non-GAAP financial measures should not be considered as an alternative to revenue, gross profit, net income (loss), operating income (loss), net income (loss) from continuing operations, net income (loss) from discontinued operations or any other financial measures so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of liquidity. Other companies (including the Company’s competitors) may define these non-GAAP financial measures differently. The non-GAAP financial measures may not be indicative of the historical operating results of Veritone or predictive of potential future results. Investors should not consider these non-GAAP financial measures in isolation or as a substitute for analysis of the Company’s results as reported in accordance with GAAP.

In addition, the Company defines the following capitalized terms in this news release as follows:

Software Products & Services consists of revenues generated from the Company’s aiWARE platform and Veritone Hire solutions’ talent acquisition solutions (inclusive of Broadbean), any related support and maintenance services, and any related professional services associated with the deployment and / or implementation of such solutions.

Managed Services consist of revenues generated from content licensing customers and advertising agency customers and related services.

About Veritone

Veritone (NASDAQ: VERI) builds human-centered enterprise AI solutions. Serving customers in the media, entertainment, public sector and talent acquisition industries, Veritone’s software and services empower individuals at the world’s largest and most recognizable brands to run more efficiently, accelerate decision making and increase profitability. Veritone’s leading enterprise AI platform, aiWARE™, orchestrates an ever-growing ecosystem of machine learning models, transforming data sources into actionable intelligence. By blending human expertise with AI technology, Veritone advances human potential to help organizations solve problems and achieve more than ever before, enhancing lives everywhere.

To learn more, visit Veritone.com.

Safe Harbor Statement

This news release contains forward-looking statements, including without limitation, statements regarding our expected total revenue and non-GAAP net loss for Q1 2025 and for full year 2025, the performance and function of Veritone Data Refinery, the impacts of AI at scale, the success of our Public Sector strategy, and the impact of the sale of Veritone One on our operations and financial results. In addition, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “plan,” “outlook,” “should,” “could,” “estimate,” “confident” or “continue” or the plural, negative or other variations thereof or comparable terminology are intended to identify forward-looking statements, and any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements speak only as of the date hereof, and are based on management’s current assumptions, expectations, beliefs and information. As such, our actual results could differ materially and adversely from those expressed in any forward-looking statement as a result of various factors. Important factors that could cause such differences include, among other things: our ability to continue as a going concern, including our ability to service our debt obligations as they come due over the next twelve months and beyond; our ability to expand our aiWARE SaaS business; declines or limited growth in the market for AI-based software applications and concerns over the use of AI that may hinder the adoption of AI technologies; our requirements for additional capital and liquidity to support our operations, our business growth, service our debt obligations and refinance maturing debt obligations, and the availability of such capital on acceptable terms, if at all; our reliance upon a limited number of key customers for a significant portion of our revenue, including declines in key customers’ usage of our products and other offerings; our ability to realize the intended benefits of our acquisitions, sales, divestitures, and other existing or planned cost-saving measures, including the sale of our full-service advertising agency, Veritone One, and our ability to successfully integrate our acquisition of Broadbean; our identification of existing material weaknesses in our internal control over financial reporting and plans for remediation; fluctuations in our results over time; the impact of seasonality on our business; our ability to manage our growth, including through acquisitions and expansion into international markets; our ability to enhance our existing products and introduce new products that achieve market acceptance and keep pace with technological developments; actions by our competitors, partners and others that may block us from using third party technologies in our aiWARE platform, offering it for free to the public or making it cost prohibitive to continue to incorporate such technologies into our platform; interruptions, performance problems or security issues with our technology and infrastructure, or that of third parties with whom we work; the impact of continuing economic disruption caused by macroeconomic and geopolitical factors, including the Russia-Ukraine conflict, the Israel-Hamas war and conflict in the surrounding regions, financial instability, inflation and the responses by central banking authorities to control inflation, monetary supply shifts, high interest rates, the imposition of tariffs and other global trade disputes, and the threat of recession in the United States and around the world on our business operations and those of our existing and potential customers; and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Certain of these judgments and risks are discussed in more detail in our most recently-filed Annual Report on Form 10-K, and our Quarterly Reports on Form 10-Q and other periodic reports filed from time to time with the

Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives or plans will be achieved. The forward-looking statements contained herein reflect our beliefs, estimates and predictions as of the date hereof, and we undertake no obligation to revise or update the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events for any reason, except as required by law.

Company Contact:

Mike Zemetra

Chief Financial Officer

Veritone, Inc.

investors@veritone.com

IR Agency Contact:

Cate Goldsmith

Prosek Partners

914-815-7678

cgoldsmith@prosek.com

Source: Veritone, Inc.

VERITONE, INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	December 31,
	2024	2023
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$16,911	$46,609
Accounts receivable, net	31,997	33,895
Prepaid expenses and other current assets	10,498	7,864
Current assets of discontinued operations	—	97,446
Total current assets	59,406	185,814
Property, equipment and improvements, net	10,052	8,079
Intangible assets, net	59,500	83,423
Goodwill	53,110	53,529
Long-term restricted cash	407	867
Other assets	15,585	9,164
Non-current assets of discontinued operations	—	37,982
Total assets	$198,060	$378,858
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$11,023	$16,620
Deferred revenue	12,056	12,813
Term Loan, current portion	7,750	5,813
Accrued purchase consideration, current	1,200	1,000
Accrued media payments	2,226	2,220
Other accrued liabilities	26,702	26,510
Current liabilities of discontinued operations	—	126,893
Total current liabilities	60,957	191,869
Convertible Notes	90,135	89,572
Term Loan, non-current	21,316	45,012
Accrued purchase consideration, non-current	900	633
Other non-current liabilities	11,300	13,625
Total liabilities	184,608	340,711
Commitments and contingencies
Stockholders' equity:
Common stock	41	38
Additional paid-in capital	480,477	468,015
Accumulated deficit	(467,280)	(429,896)
Accumulated other comprehensive income (loss)	214	(10)
Total stockholders' equity	13,452	38,147
Total liabilities and stockholders' equity	$198,060	$378,858

VERITONE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenue	$22,433	$27,103	$92,637	$99,986
Operating expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	6,688	6,384	26,302	27,765
Sales and marketing	9,389	11,667	40,789	44,543
Research and development	5,548	8,989	26,817	40,591
General and administrative	13,432	13,983	57,068	61,465
Depreciation and amortization	7,057	5,877	28,510	25,192
Total operating expenses	42,114	46,900	179,486	199,556
Loss from operations	(19,681)	(19,797)	(86,849)	(99,570)
Gain on extinguishment of debt	—	30,023	—	30,023
Interest expense, net	(3,586)	(483)	(12,071)	(2,767)
Other income (expense), net	(1,139)	(94)	(1,273)	3,278
Income (Loss) from continuing operations before provision for income taxes	(24,406)	9,649	(100,193)	(69,036)
Benefit from income taxes	(148)	(375)	(3,861)	(3,048)
Net income (loss) from continuing operations	(24,258)	10,024	(96,332)	(65,988)
Net income from discontinued operations	56,051	2,151	58,948	7,363
Net income (loss)	$31,793	$12,175	$(37,384)	$(58,625)
Net income (loss) used for calculating diluted net income (loss) per share:
Net income (loss) from continuing operations - diluted	$(24,258)	$(16,507)	$(96,332)	$(65,988)
Net income from discontinued operations - diluted	$56,051	$2,151	$58,948	$7,363
Net income (loss) - diluted	$31,793	$(14,356)	$(37,384)	$(58,625)
Net income (loss) per share:
Basic net income (loss) per share from continuing operations	$(0.55)	$0.23	$(2.53)	$(1.79)
Basic net income per share from discontinued operations	$1.26	$0.05	$1.55	$0.20
Basic net income (loss) per share	$0.72	$0.28	$(0.98)	$(1.59)

Diluted net loss per share from continuing operations	$(0.55)	$(0.38)	$(2.53)	$(1.79)
Diluted net income per share from discontinued operations	$1.26	$0.05	$1.55	$0.20
Diluted net income (loss) per share	$0.72	$(0.33)	$(0.98)	$(1.59)
Weighted-average shares outstanding:
Basic	38,086,765	37,169,048	38,034,546	36,909,919
Diluted	44,318,858	43,599,411	38,034,546	36,909,919

VERITONE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Year Ended December 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(37,384)	$(58,625)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	28,510	26,102
Provision for credit losses	1,144	272
Stock-based compensation expense	8,127	10,950
Gain on sale of subsidiary	(69,539)	(2,572)
Change in fair value of contingent consideration	(1,357)	2,284
Change in deferred taxes	(4,892)	(4,984)
Amortization of debt issuance costs and debt discounts	15,128	1,082
Amortization of right-of-use assets	829	1,561
Imputed non-cash interest income	(315)	(439)
Gain on debt extinguishment	—	(30,023)
Changes in assets and liabilities:
Accounts receivable	(9,496)	(5,720)
Expenditures billable to clients	5,552	2,731
Prepaid expenses and other current assets	1,436	2,276
Other assets	1,813	(2,204)
Accounts payable	12,132	(5,449)
Deferred revenue	(757)	184
Accrued media payments	(1,119)	(8,168)
Client advances	13,088	(982)
Other accrued liabilities	3,387	(2,877)
Other liabilities	2,504	(1,820)
Net cash used in operating activities	(31,209)	(76,421)

Cash flows from investing activities:
Proceeds from sale of energy group	1,800	504
Sale of subsidiary, net of cash disposed of	6,069	—
Capital expenditures	(6,042)	(5,120)
Acquisitions, net of cash acquired	—	(50,268)
Net cash provided by (used in) investing activities	1,827	(54,884)

Cash flows from financing activities:
Proceeds from issuance of Common Stock	4,501	—
Proceeds from issuance of Senior Secured Term Loan	—	77,500
Payment of debt issuance costs	—	(3,120)
Repurchase of convertible senior notes	—	(37,500)
Payment of purchase consideration	—	(7,772)
Taxes paid related to net share settlement of equity awards	(943)	(1,153)
Proceeds from issuances of stock under employee stock plans, net	555	1,064
Earnout and contingent consideration paid	(1,800)	(2,690)
Payment of term loan principal	(36,324)	—
Net cash provided by (used in) financing activities	(34,011)	26,329
Effect of exchange rates on cash, cash equivalents, and restricted cash	405	-
Net decrease in cash, cash equivalents, and restricted cash	(63,393)	(104,976)
Cash, cash equivalents, and restricted cash, beginning of period	80,306	185,282
Cash, cash equivalents, and restricted cash, end of period	17,318	80,306
Less: Cash, cash equivalents, and restricted cash included in discontinued operations	—	32,830
Cash, cash equivalents, and restricted cash included in continuing operations	$17,318	$47,476

VERITONE, INC.
REVENUE DETAIL (UNAUDITED)
(in thousands)

	Three Months Ended December 31,
	2024			2023
	Commercial	Public		Commercial	Public
	Enterprise	Sector	Total	Enterprise	Sector	Total
Total Software Products & Services	$14,123	$1,399	$15,522	$18,301	$1,519	$19,820

Managed Services:
Representation Services	2,788	—	2,788	2,782	—	2,782
Licensing	4,124	—	4,124	4,501	—	4,501
Total Managed Services	6,912	—	6,912	7,283	—	7,283

Total Revenue	$21,035	$1,399	$22,434	$25,584	$1,519	$27,103

	Year Ended December 31,
	2024			2023
	Commercial	Public		Commercial	Public
	Enterprise	Sector	Total	Enterprise	Sector	Total
Total Software Products & Services	$55,433	$5,635	$61,068	$62,410	$5,991	$68,401

Managed Services:
Representation Services	12,551	—	12,551	11,247	—	11,247
Licensing	19,019	—	19,019	20,338	—	20,338
Total Managed Services	31,570	—	31,570	31,585	—	31,585

Total Revenue	$87,003	$5,635	$92,638	$93,995	$5,991	$99,986

VERITONE, INC.

RECONCILIATION OF NON-GAAP NET INCOME TO GAAP NET INCOME (UNAUDITED)

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net income (loss)	$31,793	$12,175	$(37,384)	$(58,625)
Net income from discontinued operations, net of income taxes	(56,051)	(2,151)	(58,948)	(7,363)
Benefit from income taxes	(148)	(375)	(3,861)	(3,048)
Depreciation and amortization	7,056	5,877	28,510	25,193
Stock-based compensation expense	2,014	2,094	7,705	10,297
Change in fair value of contingent consideration	(990)	817	262	2,284
Interest expense, net	3,586	513	12,071	2,577
Foreign currency impact and other	1,140	392	1,111	(134)
Gain on extinguishment of debt	—	(30,023)	(8)	(30,023)
Acquisition and due diligence costs	833	872	4,090	9,125
(Gain) Loss on asset disposition	(2)	—	170	(2,572)
Contribution of business held for sale(1)	—	(98)	—	1,691
Variable consultant performance bonus expense(2)	64	(77)	64	951
Severance and executive transition costs	1,002	726	5,374	3,556
Non-GAAP net loss from continuing operations	(9,703)	(9,258)	(40,844)	(46,091)
Non-GAAP net income from discontinued operations	610	2,450	10,170	8,760
Non-GAAP net loss	$(9,093)	$(6,808)	$(30,674)	$(37,331)

(1) Contribution of business held for sale relates to the net loss for the periods presented for our energy group that we divested during the second quarter of 2023.

(2) Variable consultant performance bonus expense represents the bonus payments paid to Mr. Chad Steelberg as a result of his achievement of the performance goals pursuant to his consulting agreement with us.

VERITONE, INC.

RECONCILIATION OF NON-GAAP NET INCOME FROM DISCONTINUED OPERATIONS TO GAAP NET INCOME FROM DISCONTINUED OPERATIONS (UNAUDITED)

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net income from discontinued operations	$56,051	$2,151	$58,948	$7,363
Provision for (Benefit from) income taxes	—	(51)	76	—
Depreciation and amortization	15	72	260	909
Stock-based compensation expense	185	86	422	529
Gain on sale	(69,539)	—	(69,539)	—
Interest expense (income), net(1)	12,252	192	16,941	(129)
Acquisition and due diligence costs(2)	1,637	—	3,006	—
Severance and executive transition costs	9	—	56	88
Non-GAAP net income from discontinued operations	$610	$2,450	$10,170	$8,760

(1) Interest expense, net for the three months and year ended December 31, 2024 includes allocated interest expense of $4.7 million, $9.2 million expense related to the accelerated debt discount and a $3.1 million prepayment penalty.

(2) For the three months and year ended December 31, 2024, acquisition and due diligence costs are comprised of professional fees related to our acquisitions and divestitures.

VERITONE, INC.
RECONCILIATION OF EXPECTED NON-GAAP NET LOSS RANGE
TO EXPECTED GAAP NET LOSS RANGE (UNAUDITED)
(in millions)
	Three Months Ended	Year Ended
	March 31, 2025	December 31, 2025
Net loss	$(21.9) to $(18.9)	$(78.0) to $(60.0)
Provision for (benefit from) income taxes	$(0.6) to $(1.1)	$(1.0) to $(3.0)
Interest expense, net	$3.5 to $3.0	$14.0 to $12.0
Depreciation and amortization	$7.5 to $7.0	$30.0 to $28.0
Stock-based compensation expense	$2.0 to $1.5	$8.0 to $6.0
Non-GAAP net loss	$(9.5) to $(8.5)	$(27.0) to $(17.0)

VERITONE, INC.

SUPPLEMENTAL FINANCIAL INFORMATION

We are providing the following unaudited supplemental financial information as a lookback of prior years to explain our recent historical and year-over-year performance.

Software Products & Services Supplemental Financial Information

	Quarter Ended
	Dec 31,	Mar 31,	Jun 30,	Sep 30,	Dec 31,
	2023	2024	2024	2024	2024
Total Software Products & Services Customers (1)	3,459	3,384	3,437	3,291	3,237
Annual Recurring Revenue (SaaS) (in 000's) (2)	$49,122	$49,064	$49,223	$48,269	$47,549
Annual Recurring Revenue (Consumption) (in 000's) (3)	$30,967	$23,510	$18,701	$15,011	$11,245
Total New Bookings (in 000's) (4)	$17,457	$12,964	$14,047	$16,471	$13,228
Gross Revenue Retention (5)	>90%	>90%	>90%	>90%	>90%

(1) “Total Software Products & Services Customers” includes Software Products & Services customers as of the end of each respective quarter set forth above with net revenues in excess of $10 and also excludes any customers categorized by us as trial or pilot status. In prior periods, we provided “Ending Software Customers,” which represented Software Products & Services customers as of the end of each fiscal quarter with trailing twelve-month revenues in excess of $2,400 for both Veritone, Inc. and PandoLogic Ltd. and/or deemed by the Company to be under an active contract for the applicable periods. Total Software Products & Services Customers is not comparable to Ending Software Customers. Total Software Products & Services Customers includes customers based on revenues in the last month of the quarter rather than on a trailing twelve-month basis and excludes any customers that are on trial or pilot status with us rather than including customers with active contracts. Management uses Total Software Products & Services Customers and we believe Total Software Products & Services Customers are useful to investors because it more accurately reflects our total customers for our Software Products & Services inclusive of Broadbean.

(2) “Annual Recurring Revenue (SaaS)” represents an annualized calculation of monthly recurring revenue during the last month of the applicable quarter for all Total Software Products & Services customers. In prior periods, we provided “Average Annual Revenue,” which was calculated as the aggregate of trailing twelve-month Software Products & Services revenue divided by the average number of customers over the same period for both Veritone, Inc. and PandoLogic Ltd. Annual Recurring Revenue is not comparable to Average Annual Revenue (SaaS). Annual Recurring Revenue (SaaS) includes only subscription-based SaaS revenue, is not averaged among active customers and uses a calculation of recurring revenue as described above instead of annual revenue. Management uses “Annual Recurring Revenue (SaaS)” and we believe Annual Recurring Revenue (SaaS) is useful to investors because Broadbean significantly increases our mix of subscription-based SaaS revenues as compared to Consumption revenues and the split between the two allows the reader to delineate between predictable recurring SaaS revenues and more volatile Consumption revenues.

(3) “Annual Recurring Revenue (Consumption)” represents the trailing twelve months of all non-recurring and/or consumption-based revenue for all active Total Software Products & Services customers. In prior periods, we provided “Average Annual Revenue,” which was calculated as the aggregate of trailing twelve-month Software Products & Services revenue divided by the average number of customers over the same period for both Veritone, Inc. and PandoLogic Ltd. Annual Recurring Revenue (Consumption) is not comparable to Average Annual Revenue. Annual Recurring Revenue (Consumption) includes only non-recurring and/or consumption-based revenue, is not averaged among active customers and uses a calculation of recurring revenue as described above instead of annual revenue. Management uses “Annual Recurring Revenue (Consumption)” and we believe Annual Recurring Revenue (Consumption) is useful to investors because Broadbean significantly increases our mix of subscription-based SaaS revenues as compared to Consumption revenues and the split between the two allows the reader to delineate between predictable recurring SaaS revenues and more volatile Consumption revenues.

(4) “Total New Bookings” represents the total fees payable during the full contract term for new contracts received in the quarter (including fees payable during any cancellable portion and an estimate of license fees that may fluctuate over the term), excluding any variable fees under the contract (e.g., fees for cognitive processing, storage, professional services and other variable services).

(5) “Gross Revenue Retention” represents a calculation of our dollar-based gross revenue retention rate as of the period end by starting with the revenue from Software Products & Services Customers as of the 3 months in the prior year quarter to such period, or Prior Year Quarter Revenue. We then deduct from the Prior Year Quarter Revenue any revenue from Software Products & Services Customers who are no longer customers as of the current period end, or Current Period Ending Software Customer Revenue. We then divide the total Current Period Ending Software Customer Revenue by the total Prior Year Quarter Revenue to arrive at our dollar-based gross retention rate, which is the percentage of revenue from all Software Products & Services Customers from our Software Products & Services as of the year prior that is not lost to customer churn.

VERITONE, INC.

RECONCILIATION OF NON-GAAP GROSS PROFIT TO GAAP GROSS PROFIT (UNAUDITED)

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024		2023
Revenue	$22,433	$27,103	$92,637		$99,986
Expenses:
Cost of revenue (exclusive of depreciation and amortization)	6,688	6,384	26,302		27,765
Depreciation and amortization related to cost of revenue	476	808	3,669		1,878
GAAP gross profit	15,269	19,911	62,666		70,343
Depreciation and amortization related to cost of revenue	476	808	3,669	-	1,878
Stock-based compensation expense	1	20	—	-	52
Non-GAAP gross profit	$15,746	$20,739	$66,335		$72,273
GAAP gross margin	68.1%	73.5%	67.6%		70.4%
Non-GAAP gross margin	70.2%	76.5%	71.6%		72.3%